                                                                     EXHIBIT 3.3

                          CERTIFICATE OF DETERMINATION

                                       OF

                            SERIES A PREFERRED STOCK

                                       OF

                                DELTAPOINT, INC.

                        (Pursuant to Section 401 of the

                         California Corporations Code)

    John J. Ambrose and Donald B. Witmer certify that:

    A. They are the President and Secretary, respectively, of DeltaPoint, Inc., a California corporation.

    B. The number of shares of Series A Preferred Stock is two thousand five hundred (2,500), none of which has been issued.

    C.  The board of directors duly adopted the following resolutions:

    WHEREAS, the Amended and Restated Articles of Incorporation authorize the Preferred Stock (the "Preferred Stock") of this corporation to be issued in series and authorize the board of directors (the "Board") to determine the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares and designation of any such series;

    RESOLVED, that the initial series of Preferred Stock shall be designated Series A Preferred Stock (the "Series A Preferred");

    RESOLVED FURTHER, that the number of shares constituting Series A Preferred shall be two thousand five hundred (2,500); and

    RESOLVED FURTHER, that the Board hereby fixes and determines the rights, preferences, privileges and restrictions relating to the Series A Preferred as follows:

    1. DIVIDEND RIGHTS OF SERIES A PREFERRED. Subject to the rights of additional series of Preferred Stock that may be designated by the Board from time to time, the holder of each share of Series A Preferred shall be entitled to receive, out of funds legally available for the purpose, cumulative dividends at an annual rate of $85.72 per share, as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like after the date upon which shares of Series A Preferred were first issued (the "Initial Series A Issue Date"). Such dividends shall be paid in cash in semi-annual installments on each of the dates six months, one year, eighteen months and two years after the Initial Series A Issue Date. The holder of each share of Series A Preferred shall be entitled to receive the dividend prior and in preference to any declaration and payment of any dividend (payable other than in stock of this corporation) on this corporation's Common Stock (the "Common Stock").

    2.  LIQUIDATION PREFERENCE.

    (a) Subject to the rights of additional series of Preferred Stock that may be designated by the Board from time to time, in the event of any liquidation, dissolution or winding up of this corporation, either voluntarily or involuntarily, the holders of the Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of the Common Stock, an amount per share equal to $1,000 plus any accrued but unpaid dividends for each share of Series A Preferred then held by them, such amounts being adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like after the Initial Series A Issue Date. After payment to the holders of the Series A Preferred of the amounts set forth in this Section 2, the entire remaining assets and funds of this corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock in proportion to the shares of Common Stock then held by them. If, upon the occurrence of such event, the assets thus distributed among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of this corporation legally available for distribution shall be distributed among the holders of the Series A Preferred in proportion to the number of shares of Series A Preferred then held by them.

    (b) (i) For purposes of this Section 2, a liquidation, dissolution or winding up of this corporation shall, unless holders of a majority of the then outstanding shares of Preferred Stock elect otherwise, be deemed to be occasioned by, or to include, (A) the acquisition of this corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of this corporation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of this corporation; or (B) a sale of all or substantially all of the assets of this corporation.

        (ii) In any of such event, if the consideration received by this corporation is other than cash, its value will be deemed its fair market value. Any securities to be delivered to the holders of the Series A Preferred or Common Stock, as the case may be, shall be valued as follows:

           (1) If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

           (2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

           (3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by this corporation and the holders of at least a majority of the then outstanding shares of Series A Preferred.

       (iii) In the event the requirements of this Subsection 2(b) are not complied with, this corporation shall forthwith either:

           (1) cause such closing to be postponed until such time as the requirements of this Section 2 have been complied with; or

           (2) cancel such transaction, in which event the respective rights, preferences and privileges of the holders of the Series A Preferred shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Subsection 2(b)(iv) below.

        (iv) This corporation shall give each holder of record of Series A Preferred written notice of such impending transaction not later than twenty
    (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and this corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this corporation has given the first notice provided for herein or sooner than ten (10) days after this corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon this corporation's receipt of written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred entitled to such notice rights or similar notice rights.

    3. CONVERSION. The holders of the Series A Preferred shall have conversion rights as follows (the "Conversion Rights"):

    (a)  RIGHT TO CONVERT.

        (i) Each share of Series A Preferred shall be convertible at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for the Series A Preferred, into the number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1,000 by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The "Conversion Price" shall be equal to the lower of (i) 80% (as adjusted pursuant to this Subsection 3(a)(i), the "Discount Percentage") of the Fair Market Value of a share of the Common Stock for the five business days prior to the business day (A) if conversion occurs pursuant to this Subsection 3(a), on which a holder of shares of Series A Preferred gives written notice to convert such shares pursuant to Subsection 3(c)(i) or (B) if conversion occurs pursuant to Subsection 3(b), on which such conversion is effective; or (ii) the average closing offer price of the Common Stock, as reported by the Nasdaq Small Cap Market (or, if not traded on the Nasdaq SmallCap Market, the market on which the Common Stock is most actively traded, as determined by this corporation and holders of a majority of the then outstanding shares of Series A Preferred), for the five business days prior to the Original Series A Issue Date. Notwithstanding the foregoing, if the Company has not prepared and filed a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") to register under the Securities Act of 1933, as amended (the "Act"), the shares of Common Stock issuable upon conversion of the Series A Preferred before the date that is 60 days after the Original Series A Issue Date (the "Penalty Date"), the Discount Percentage shall be reduced by 2% for each 30-day period or portion thereof after the Penalty Date until the Company has filed such Registration Statement. For example, if the Company files the Registration Statement after the 60th day after the Original Series A Issue Date but before the 91st day after the Original Series A Issue Date, the Discount Percentage shall be 78%; if the Company files the Registration Statement after the 90th day after the Original Series A Issue Date but before the 121st day after the Original Series A Issue Date, the Discount Percentage shall be 76%; and so on. The number of shares of Common Stock included in the Registration Statement shall not be less than the number of shares of Common Stock issuable upon conversion of the Series A Preferred issued on the Original Series A Issue Date using a Conversion Price of $4.00 per share.

        (ii) The Fair Market Value of the Company's Common Stock shall be determined as follows:

           (1) If traded on a securities exchange or through the Nasdaq National Market, the closing sale price of the securities on such exchange (or, if the Common Stock is traded on the Nasdaq National Market, the closing sale price as reported by such market);

           (2) If traded on the Nasdaq SmallCap Market, the closing bid price as reported by such market;

           (3) If actively traded over-the-counter, the value shall be deemed to be the closing bid or sale prices (whichever is applicable); and

           (4) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by this corporation and the holders of at least a majority of the then outstanding shares of Series A Preferred.

    (b) AUTOMATIC CONVERSION. Each share of Series A Preferred shall be automatically converted into shares of Common Stock at the Conversion Price in effect at the time upon the earlier to occur of: (i) the acquisition of this corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of this corporation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of this corporation, or a sale of all or substantially all of the assets of this corporation; or (ii) the second anniversary of the Original Series A Issue Date.

    (c)  MECHANICS OF CONVERSION.

        (i) CONVERSION PURSUANT TO SECTION 3(A). Before any holder of Series A Preferred shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series A Preferred, and shall give written notice to this corporation at such office that he elects to convert the same, and shall state therein the name or names which he wishes the certificate or certificates for shares of Common Stock to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to each holder of Series A Preferred, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

        (ii) CONVERSION PURSUANT TO SECTION 3(B). If shares of Series A Preferred are automatically converted, written notice shall be delivered to the holder of such shares of Series A Preferred at the address last shown on the records of this corporation for such holder or given by such holder to this corporation for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of this corporation is located, notifying such holder of the conversion to be effected, specifying the date on which such conversion is expected to occur, the number of shares of Series A Preferred to be converted and calling upon such holder to surrender to Company, in the manner and at the place designated, the certificate or certificates therefor. Upon such conversion of the shares of Series A Preferred, holders shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series A Preferred, and shall state therein the name or names which he wishes the certificate or certificates for shares of Common Stock to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to each holder of Series A Preferred, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled. Any conversion of Series A Preferred pursuant to Section 3(b) shall be deemed to have been made immediately prior to the closing of the issuance and sale of shares as described in Section 3(b).

       (iii) FRACTIONAL SHARES. No fractional shares shall be issued upon conversion of the Series A Preferred. In lieu of Company issuing any fractional shares to holders upon the conversion of the Series A Preferred, Company shall pay to such holders an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a share not issued pursuant to the previous sentence.

    (d) ADJUSTMENT OF CONVERSION RATE. The number of shares of Common Stock into which the Series A Preferred may be converted shall be subject to adjustment from time to time as follows:

        (i) ADJUSTMENTS FOR STOCK SPLITS AND SUBDIVISIONS. In the event Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of the Series A Preferred shall be increased in proportion to such increase of outstanding shares.

        (ii) ADJUSTMENTS FOR REVERSE STOCK SPLITS. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common

    Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

    (e) NO IMPAIRMENT. Except for taking the actions contemplated by Section 6 below upon obtaining the vote or consent set forth therein, this corporation will not, by amendment of its Amended and Restated Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but it will at all times in good faith assist in the carrying out of all of the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred against impairment.

    (f) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series A Preferred pursuant to this Section 3, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Series A Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred.

    (g) NOTICES OF RECORD DATE. In the event of any taking by this corporation of the record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, this corporation shall mail to each holder of Series A Preferred, at least twenty (20) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

    (h) RESERVATION OF STOCK. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding shares of the Series A Preferred, this corporation will take such corporate action as may be necessary, in the opinion of its counsel, to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

    (i) NOTICES. Any notice required by the provisions of this Section 3 to be given to the holders of shares of Series A Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of this corporation.

    4. REDEMPTION. If the average Fair Market Value of the Common Stock as determined pursuant to Subsection 3(a)(ii) above is below $4.00 per share for any five day period, the Board of Directors of the Company may, at its option, within ten business days thereafter, redeem all or part of the Series A Preferred at a redemption price of $1,200 plus any accrued but unpaid dividends for each share of Series A Preferred (such amounts being adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like after the Initial Series A Issue Date). If less than all of the Series A Preferred is to be redeemed, the amount of shares to be redeemed from the holders shall be at the discretion of the Board of Directors.

    5. VOTING MATTERS. Except as otherwise required by law, each share of Series A Preferred issued and outstanding shall have the number of votes equal to the number of shares of Common Stock into which the Series A Preferred is convertible pursuant to Section 3 hereof. The holder of each share of Series A Preferred shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of this corporation, and shall vote with the holders of the Common Stock upon any matter submitted to a vote of shareholders, except those matters required by law to be submitted to a class vote.

    6. COVENANT. In addition to any other rights provided by law, so long as any Series A Preferred shall be outstanding, this corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the then outstanding shares of all series of Preferred Stock voting together as a single class:

        (a) alter or change the rights, preferences or privileges of the shares of the Series A Preferred;

        (b) increase or decrease the authorized number of shares of the Series A Preferred; or

        (c) authorize or create any new class of shares or additional series of Preferred Stock having rights, preferences or privileges prior to shares of the Series A Preferred.

    7. RESIDUAL RIGHTS. All rights accruing to the outstanding shares of this corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

    8. CONSENT FOR CERTAIN REPURCHASES OF COMMON STOCK DEEMED TO BE DISTRIBUTIONS. Each holder of Series A Preferred shall be deemed to have consented, for purposes of Section 502, 503 and 506 of the California Corporations Code, to distributions made by this corporation in connection with the repurchase of shares of Common Stock issued to or held by employees or consultants upon termination of their employment or services or pursuant to agreements providing for the right of said repurchase between this corporation and such persons.

    IN WITNESS WHEREOF, the undersigned have executed this Certificate of Determination as of March 5, 1997.

                                /s/ JOHN J. AMBROSE
                                ------------------------------------------
                                John J. Ambrose, Chief Executive Officer

                                /s/ DONALD B. WITMER
                                ------------------------------------------
                                Donald B. Witmer, Secretary

    The undersigned further declare under penalty of perjury under the laws of the State of California that the undersigned has read the foregoing certificate and knows the contents thereof and that the same is true of the undersigned's own knowledge.

    Dated: March 5, 1997

                                /s/ JOHN J. AMBROSE
                                ------------------------------------------
                                John J. Ambrose, Chief Executive Officer

                                /s/ DONALD B. WITMER
                                ------------------------------------------
                                Donald B. Witmer, Secretary